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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 20, 2004

                            ------------------------


                           SHORE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)



           Virginia                000-23847                     54-1873994
(State or other jurisdiction of   (Commission                 (I.R.S. Employer
 incorporation or organization)    File Number)             Identification No.)

                            ------------------------

                             25253 Lankford Highway
                              Onley, Virginia 23418
          (Address of principal executive offices, including zip code)
                            ------------------------


       Registrant's telephone number, including area code: (757) 787-1335

Item 7.    Financial Statements and Exhibits.

     (c) Exhibits.

     99.1 Press Release issued by Shore Financial Corporation, dated July 20, 2004.


Item 12.    Results of Operations and Financial Condition.

         On July 20, 2004, Shore Financial Corporation issued a press release announcing its results of operations for the quarter ended June 30, 2004. A copy of the company's press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

         The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           SHORE FINANCIAL CORPORATION


                                       By: /s/  Steven M. Belote
                                          ---------------------------
                                                Steven M. Belote
                                                Vice President and
                                                Chief Financial Officer


July 20, 2004

FOR IMMEDIATE RELEASE
Onley, Virginia
Tuesday, July 20, 2004

      Shore Financial Corporation Announces 18.6% Core Earnings Growth and
                       20% Increase in Quarterly Dividend

         Shore Financial Corporation (Nasdaq: SHBK) announced today that quarterly earnings increased to $556,100, or $0.27 per share, for the three months ended June 30, 2004, as compared to $534,300, or $0.26 per share, for the same period of 2003. Excluding $96,300 in net gains on sales of securities included in the 2003 amount, the company's core earnings increased 18.6% for the 2004 quarter. The company earned $1.16 million, or $0.56 per share, for the six months ended June 30, 2004, as compared to $955,600, or $0.47 per share, for the same period of 2003. Earnings per share amounts reflect the 20% stock dividend paid by the company during December 2003. In addition, the company announced that it has increased its quarterly cash dividend 20.0% from $0.05 per share to $0.06 per share. The dividend is payable on August 2, 2004 to stockholders of record on July 26, 2004.

         The company's total assets at the end of the quarter were $219.4 million, representing an 11.6% increase since December 2003 and a 17.0% increase from June 2003. Strong loan demand continued during the quarter with total loans growing to $160.8 million, representing a 13.1% increase since year-end 2003 and 25.0% from a year ago. Commercial loan growth led the way with an increase of 42.7% since June 2003. Mortgage loans (including construction loans) and home equity lines also experienced double digit growth with increases of 17.1% and 15.8%, respectively, occurring over the same period. Deposit balances experienced healthy growth with an 18.5% increase since June 2003 to $186.4 million. Noninterest-bearing deposits represented the largest percentage growth at 35.9% for the period, while lower-costing interest-bearing transaction accounts and time deposits increased 28.2% and 7.6%, respectively, as compared to June 2003. Growth in loans and deposits resulted in an increase in net interest income of 14.0% to $1.75 million for the quarter ended June 30, 2004 and 16.9% to $3.48 million for the six months ended June 30, 2004, as compared to the same periods of 2003.

         Noninterest income for the June 2004 quarter, excluding the 2003 gains on sales of investment securities, increased 12.0% to $459,200. Core noninterest income (excluding investment gains) for the June 2004 six month period increased 9.2% to $884,900, as compared to $810,300 for the 2003 six month period. An 18.7% increases in deposit account fees spearheaded this growth, reflecting the growth in deposit accounts during the period.

                  "Record loan production continues to drive earnings for our company with core deposit growth providing appropriate funding", said President and CEO Scott C. Harvard.

         Noninterest expense for the June 2004 quarter was $1.29 million, as compared to $1.16 million during the same period of 2003, while noninterest expense for the six months ended June 30, 2004 was $2.57 million, as compared to $2.28 million during the 2003 period. Increased employee compensation and benefits expense constituted the majority of these increases which has resulted from the strong growth experienced by the company. Other costs associated with upgrading information systems, deposit and loan growth and regulatory and compliance costs also impacted earnings during the period. Despite these increases, the company's efficiency ratio continues to improve and fall below peers, standing at 58.34% for the six month period ended June 30, 2004, compared to 59.76% for the June 2003 period.

         Shore Financial Corporation is the only publicly traded company with headquarters on the Eastern Shore of Virginia. Its stock is traded on the NASDAQ National Stock Market under the symbol SHBK. Its banking subsidiary, Shore Bank, serves the Eastern Shore of Maryland and Virginia through seven full service banking facilities, six ATMs and twenty-four hour telephone and online banking services. Through banking subsidiaries and affiliated companies, the bank provides title insurance, trust services, and nondeposit investment products. For more information on stock, products and services, visit www.shorebank.com.

         This press release may contain "forward-looking statements," within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in economic conditions; significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the company's most recent Form 10-KSB report and other documents filed with the Securities and Exchange Commission. Shore Financial Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.


For further information, contact:

Lynn M. Badger
Shore Financial Corporation
P.O. Box 920 Onley, Virginia 23418
(757) 787-1335
lbadger@shorebank.com


Financial Highlights:

                                      Three Months Ended June 30,               Six Months Ended June 30,
                                 ---------------------------------------  --------------------------------------
                                        2004                2003                2004                2003
                                 ------------------- -------------------  ------------------  ------------------

OPERATIONS:

Net Interest Income                      $1,747,400          $1,533,200          $3,484,700          $2,980,800

Noninterest Income                          459,200             506,200             978,300             902,900

Loan Loss Provision                         104,700              95,100             209,400             190,200

Noninterest Expense                       1,292,900           1,155,500           2,570,900           2,282,200

Income Tax Expense                          252,900             254,500             525,800             455,700

Net Income                                  556,100             534,300           1,156,900             955,600


RATIOS AND OTHER FINANCIAL DATA:

Total Shares Outstanding                  2,062,324           1,696,917           2,062,324           1,696,917

Weighted Avg Shares-Basic*                2,062,300           2,036,200           2,062,200           2,035,700

Weighted Avg Shares-Diluted*              2,097,500           2,067,300           2,094,500           2,062,400

Basic Earnings Per Share                      $0.27               $0.26               $0.56               $0.47

Diluted Earnings Per Share                    $0.26               $0.26               $0.55               $0.46

Total Assets                            219,381,600         187,468,000         219,381,600         187,468,000

Gross Loans                             160,836,000         128,641,200         160,836,000         128,641,200

Deposits                                186,397,900         157,297,200         186,397,900         157,297,200

Total Equity                             20,783,200          19,464,400          20,783,200          19,464,400

Average Assets                          212,429,600         182,871,400         206,789,000         181,523,000

Average Equity                           21,976,000          19,038,500          21,254,000          18,736,000

Net Interest Margin                           3.60%               3.65%               3.68%               3.58%

Return on Average Assets                      1.05%               1.17%               1.12%               1.05%

Return on Average Equity                     10.12%              11.23%              10.89%              10.20%

Efficiency Ratio                             58.13%              59.06%              58.34%              59.76%

* Weighted average shares outstanding adjusted for December 2003 20% stock dividend for all periods presented.
